Exhibit 4.52

REDACTED

Certain identified information, indicated by [*****], has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

2nd Amendment to the

DEVELOPMENT AND LICENSE AGREEMENT (“Agreement”),
effective as of November 9, 2017

between

CureVac SE

Friedrich-Miescher-Straße 15, 72076 Tübingen, Germany
(hereinafter called “CureVac”)

and

CRISPR Therapeutics AG

Baarerstrasse 14, 6300 Zug, Switzerland
(hereinafter called “CRISPR”)

WHEREAS, CRISPR and CUREVAC entered into the Agreement, as first amended June 22, 2020 (“Agreement”).

WHEREAS, CRISPR has decided to stop work under Program 1 and the [*****] Program, and suspended them under the Agreement.

WHEREAS, The Parties wish to amend the Agreement, as amended, by adding the [*****] Program, Program 3 and Program 4 (each defined below).

THEREFORE, the Parties agreed that:

As of the effective date of signature of this 2nd Amendment, all licenses granted by CureVac to CRISPR for Program 1 and the [*****] Program - which CRISPR suspended under the Agreement - shall terminate, and the Licensed Intellectual Property relating to Program 1 and the [*****] Program shall automatically revert back to CureVac.

The Parties consent and mutually agree to further amend the Agreement as follows:

1.	Definition of FTE in Section 1.38 shall be amended to read:

“FTE” means one employee working full-time for one year, or more than one person working the equivalent of a full-time person, working directly on performing activities under the Development Program, as applicable, where “full-time” is considered [*****] hours for one Calendar Year. No additional payment will be made with respect to any individual who works more than [*****] hours per Calendar Year and any individual who devotes less than [*****] hours per Calendar Year will be treated as an FTE on a pro rata basis based upon the actual number of hours worked divided by [*****].

2.	Definition of FTE Rate in Section 1.40 shall be amended to read:

“FTE Rate” means [*****]. CureVac may increase the FTE Rate for inflation on an annual basis based upon the percentage increase in the Consumer Price Index for Germany.

3.

Definition of Program in Section 1.68 shall be amended to read (and account for the suspension of Program 1 and the [*****] Program by CRISPR, which for clarity shall have the effect stipulated in the Agreement):

“Program” means applying the CRISPR System and using a Cas9 mRNA Construct for the following programs: (i) [*****] in accordance with Section 4.3 (“[*****] Program”), or (ii) [*****] (“[*****] Program”), or (iii) Program 3, or (iv) Program 4.

4.	Into Section 4, a new subsection 4.5 shall be added:
(a)

Program Selection. CRISPR shall have [*****] from the signing of this 2nd Amendment for Program 3, and [*****] from the signing of this 2nd Amendment for Program 4 by both Parties to indicate the target gene for Program 3 and Program 4, respectively.

(b)	Program Naming Process. CRISPR shall provide CureVac written notice of the target gene for each of Program 3 and Program 4 using the procedures set forth in Section 4.6(c).
5.	Into Section 4, a new subsection 4.6 shall be added:
(a)

Program Substitution: During the first [*****] following the signing of this 2nd Amendment by both Parties, CRISPR shall be permitted to substitute an alternative program for the [*****] Program, Program 3 or Program 4, using the procedures set forth in Section 4.6(b) and 4.6(c). The substitution is subject to the substitution fee set forth in Section 4.6(d), and the milestones set forth in Section 5.4(c) of this 2nd Amendment shall not be adjusted for any Program Substitution. For clarity, even if the Program(s) had already achieved milestones, the substitution program would have to pay those milestones again.

(b)

Program Substitution Process. CRISPR shall provide CureVac written notice of its request to substitute a target for the [*****] Program, Program 3 or Program 4 using the procedure set forth in Section 4.6(c). Each Program is eligible for up to [*****] substitutions prior to IND submission.

(c)

Target Selection Process for Program Selection or Program Substitution. CRISPR shall provide CureVac written notice of its request to (1) indicate a target gene for Program 3 or Program 4; or (2) substitute a target for the [*****] Program, Program 3 or Program 4. If CureVac provides CRISPR notice that a proposed target is a Reserved Program, CureVac shall notify CRISPR within [*****] after the date on which CureVac receives notice of the proposed target if such proposed target is a Reserved Program. CureVac shall, if requested by CRISPR in writing, provide CRISPR with such evidence to support that such proposed target is a Reserved Program. If after providing such evidence, CRISPR concludes that such a target is not a Reserved Program, CRISPR will so notify CureVac, CureVac will provide such evidence as CureVac believes is reasonably required to establish that such target is a Reserved Program to an independent attorney or other expert with experience that is relevant to the dispute and reasonably acceptable to both Parties. Such independent expert will review and make a determination in accordance with this Agreement regarding whether such proposed target is a Reserved Program. The independent expert shall promptly notify the Parties of its determination as to whether a proposed target is a Reserved Program, but shall not disclose to CRISPR information provided by

CureVac in connection with such determination. The independent expert’s determination shall be binding on the Parties, absent a manifest error of such expert's determination. If the independent expert determines such proposed target is a Reserved Program, CRISPR shall be permitted to select another target; if the independent expert determines such proposed target is not a Reserved Program, such proposed target shall become the target for the [*****] Program, Program 3 or Program 4.

(d)

Substitution Fee. In the event CRISPR chooses to substitute the [*****] Program, Program 3 or Program 4, a Substitution Fee of [*****] is due within [*****] of confirmation of the new target by CureVac, or once the target is confirmed not to be a Reserved Program. For clarity, each substitution event is subject to the Substitution Fee.

6.	Into Section 4, a new subsection 4.7 shall be added:

Program Addition Fee. The addition of [*****] Program, Program 3 and Program 4 triggers  an addition fee of [*****] per added Program and shall be due and payable within [*****] of signing of this 2nd Amendment by both Parties. For clarity, both Parties agreed on the addition of [*****] Program, Program 3, and Program 4 (resulting in [*****] in Program Addition Fee).

7.	Section 5.4 (c) shall be amended to read as follows:

The first achievement of any of the following milestones by a Licensed Product Developed by or on behalf of CRISPR, any of its Affiliates or any Sublicensee in connection with the [*****] Program, or the [*****] Program, or Program 3, or Program 4, or any Program resulting from a Program Substitution:

Milestone	Payment
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

8.	In Article 6 “Confidentiality”, the following shall be deleted at the end of Section 6.1 of the 1st Amendment to the Development and License Agreement effective as of June 22, 2020:

For the purposes of this Article 6 and its Sections 6.1-6.5 and 6.7, Casebia may be a Receiving Party or a Disclosing Party, as the case may be, to allow exchange of Confidential Information amongst CureVac, CRISPR and Casebia.

9.	In Article 15.2 “Notices” CureVac´s address shall be changed at the end of Section 15.2 of the 1st Amendment to the Development and License Agreement effective as of June 22, 2020 to:

CureVac SE

Friedrich-Miescher-Str. 15

72076 Tübingen

Germany

Attention: CEO and General Counsel

10.

This 2nd Amendment shall enter into force upon signature by both Parties. The remaining terms and conditions of the Agreement shall apply and remain in full force and effect. Capitalized terms used in this 2nd Amendment shall have the same meaning as defined in the Agreement.

a
CUREVAC SE		CRISPR Therapeutics AG

By:	[*****]	By:	[*****]
Name:		Name:	[*****]
Title:		Title:	Senior Accounting Manager
27-Oct-2023

By:	[*****]	[******]
Name:		[******]
Title:		[******]
Chief Financial Officer
26-Oct-2003